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                                                                       Exhibit 1

                                OHIO LEGACY CORP
                             up to 1,200,000 Shares


                                  COMMON SHARES
                                 (no par value)


                       Subscription Price $10.00 Per Share


                                AGENCY AGREEMENT


                            _______________ __, 1999



Charles Webb & Company, a Division of
  Keefe, Bruyette & Woods, Inc.
211 Bradenton Drive
Dublin, Ohio 43017-5034

Ladies and Gentlemen:

         Ohio Legacy Corp, an Ohio corporation (the "Company" or "Holding Company"), and Ohio Legacy Bank, Wooster, Ohio, a national banking association in organization (the "Bank") (references to the "Bank" include both the Bank in organization and after its articles of association have been granted, as indicated by the context), with its deposit accounts insured by the Bank Insurance Fund ("BIF") administered by the Federal Deposit Insurance Corporation ("FDIC"), hereby confirm their agreement with Charles Webb & Company, a Division of Keefe, Bruyette & Woods, Inc. ("Webb", "KBW" or "the Agent"), as follows:

         SECTION 1. THE OFFERING. The Holding Company is offering a minimum of 900,000 shares and up to a maximum of 1,200,000 shares of common shares, no par value (the "Shares" or "Common Shares"), in a community offering (the "Community Offering" or "Offering") in connection with the Company's initial public offering and capitalization of the Bank, a de novo, FDIC insured national bank. The Company is offering all shares of Common Shares through approved broker-dealer firms which are members of the National Association of Securities Dealers, Inc. ("NASD")("Assisting Brokers").

         The Company has filed with the Securities and Exchange Commission (the "Commission") a registration statement on Form SB-2 (File No. ___-_____) (the "Registration Statement")


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containing a prospectus relating to the Offering for the registration of the
Shares under the Securities Act of 1933 (the "1933 Act"), and has filed such amendments thereof and such amended prospectuses as may have been required to the date hereof. The term "Registration Statement" shall include any documents incorporated by reference therein and all financial schedules and exhibits thereto, as amended, including post-effective amendments. The prospectus, as amended, on file with the Commission at the time the Registration Statement initially became effective is hereinafter called the "Prospectus," except that if any Prospectus is filed by the Company pursuant to Rule 424(b) or (c) of the rules and regulations of the Commission under the 1933 Act (the "1933 Act Regulations") differing from the prospectus on file at the time the Registration Statement initially becomes effective, the term "Prospectus" shall refer to the prospectus filed pursuant to Rule 424(b) or (c) from and after the time said prospectus is filed with the Commission.

         The Bank has filed with the Office of the Comptroller of the Currency ("OCC") for approval to form a de novo national banking association, and with the FDIC for insurance of accounts, and has filed amendments thereto as required by the OCC and the FDIC (as so amended, the "Applications"). The Applications have been approved by the OCC and the FDIC. The Company has filed with the Board of Governors of the Federal Reserve System (the "FRB") its application (the "Holding Company Application") to acquire the Bank under the Bank Holding Company Act, as amended, and the regulations promulgated thereunder ("BHCA") (the OCC, FDIC and Federal Reserve being hereafter referred to collectively as the "Regulatory Agencies").

         SECTION 2. RETENTION OF AGENT; COMPENSATION; SALE AND DELIVERY OF THE SHARES. Subject to the terms and conditions herein set forth, the Company and the Bank hereby appoint the Agent as their exclusive financial advisor and marketing agent (i) to utilize its best efforts to solicit subscriptions for Common Shares and to advise and assist the Company and the Bank with respect to the Company's sale of the Shares in the Offering and (ii) to manage the sale of Shares through a group of selected broker dealers if necessary.

         On the basis of the representations and warranties and subject to the terms and conditions of this Agreement, the Agent accepts such appointment and agrees to consult with and advise the Company and the Bank as to matters set forth in the letter agreement ("Letter Agreement"), dated September 7, 1999, between the Bank, the Company and Webb (a copy of which is attached hereto as Exhibit A). It is acknowledged by the Company and the Bank that the Agent shall not be obligated to purchase any Shares and shall not be obligated to take any action which is inconsistent with any applicable law, regulation, decision or order. Subscriptions will be offered by means of Order Forms as described in the Prospectus. Except as provided in the paragraph below, the appointment of the Agent hereunder shall terminate upon completion of the Offering.

         Webb agrees to provide financial advisory assistance to the Bank and the Company at no charge for a period of one year following the completion of the Offering including general advice on the market for bank stocks and the stock of the Company, shareholder enhancement methods and other related matters. Thereafter, if the parties wish to continue the relationship, a fee will be

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negotiated and an agreement with respect to specific advisory services will be entered into at that time.

         In the event the Company is unable to sell a minimum of 900,000 Shares within the period herein provided, this Agreement shall terminate and the Company shall refund to any persons who have subscribed for any of the Shares the full amount which it may have received from them as set forth in the Prospectus; and none of the parties to this Agreement shall have any obligation to the other parties hereunder, except as set forth in this Section 2 and in Sections 6, 8 and 9 hereof.

         In the event the Offering is terminated for any reason not attributable to the action or inaction of the Agent, the Agent shall be paid the fees due to the date of such termination pursuant to subparagraphs (a) and (b) below.

         If all conditions precedent to the consummation of the Offering are satisfied, the Company agrees to issue, or have issued, the Shares sold in the Offering and to release for delivery certificates for such Shares on the Closing Date (as hereinafter defined) against payment to the Company by any means authorized pursuant hereto; provided, however, that no funds shall be released to the Company until the conditions specified in Section 7A hereof shall have been complied with to the reasonable satisfaction of the Agent and their counsel. The release of Shares against payment therefor shall be made on a date and at a place acceptable to the Company, the Bank and the Agent. Certificates for shares shall be delivered directly to the purchasers in accordance with their directions. The date upon which the Company shall release or deliver the Shares sold in the Offering, in accordance with the terms herein, is called the "Closing Date."

         The Agent shall receive the following compensation for its services hereunder:

         (a) An advisory fee of $10,000. Such fees shall be deemed to have been earned and shall be applied against the fees pursuant to subsection (b), below.

         (b) (i) 0% of the aggregate actual purchase price of the stock sold to officers, directors and employees of the Bank;

             (ii) 4.0% of the aggregate actual purchase price of the stock sold to investors who are included on the lists provided by the directors in conjunction with the Community Offering and who placed their orders with Webb; and

             (iii) 7.0% of the aggregate actual purchase price of the stock sold to investors in conjunction with the Community Offering; and

             (iv) In the event that a syndicate of selected broker-dealers are used to assist in the Community Offering, the fee for such shares be 7.0% of the aggregate actual purchase price of the securities sold through such syndicate. Webb will pass on to such selected broker-dealers who assist in the Community Offering an amount competitive with gross underwriting discounts charged at

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such time for comparable amounts of stock sold at a comparable price per share in a similar market environment. Fees with respect to purchases effected through selected broker-dealers other than Webb shall be transmitted by Webb to such selected broker-dealer. The decision to utilize selected broker-dealers will be made by the Company upon consultation with the Underwriter with due diligence regard to the Company's stock distribution strategy.

             (v) In the event that the Company utilizes a syndicate of selected broker-dealers to sell Shares to institutional investors in the institutional offering, which may include KBW, the fee for such shares shall be 7.0% of the aggregate actual purchase price of the securities sold through such syndicate. Webb will pass on to such selected broker-dealers who assist in the institutional offering an amount competitive with gross underwriting discounts charged at such time for comparable amounts of stock sold at a comparable price per share in a similar market environment. Fees with respect to purchases effected through selected institutional broker-dealers other than Webb shall be transmitted by Webb to such selected broker-dealer. The decision to utilize selected broker-dealers to offer and sell shares to institutional investors will be made by the Company upon consultation with Webb with due regard to the Company's stock distribution strategy.

         Full payment of Agent's actual and accountable expenses, advisory fees and compensation shall be made in next day funds on the earlier of the Closing Date or a determination by the Company to terminate or abandon the offering.

         SECTION 3. PROSPECTUS; OFFERING. The Shares are to be offered in the Offering at $10.00 per share.

         SECTION 4. REPRESENTATIONS AND WARRANTIES. The Company and the Bank jointly and severally represent and warrant to and agree with the Agent as follows:

         (a) The Holding Company and the Bank have all such power, authority, authorizations, approvals and orders as may be required to enter into this Agreement, to carry out the provisions and conditions hereof and to issue and sell the capital stock of the Bank to the Holding Company and the Shares to be sold by the Holding Company as provided herein and as described in the Prospectus. The consummation of the Offering, the execution, delivery and performance of this Agreement and the consummation of the transactions herein contemplated have been duly and validly authorized by all necessary corporate action on the part of the Holding Company and the Bank and this Agreement has been validly executed and delivered by the Holding Company and the Bank and is the valid, legal and binding agreement of the Holding Company and the Bank enforceable in accordance with its terms, except to the extent, if any, that the provisions of Sections 8 and 9 hereof may be unenforceable as against public policy, and except to the extent that such enforceability may be limited by bankruptcy laws, insolvency laws, or other laws affecting the enforcement of creditors' rights generally, or the rights of creditors of financial institutions insured by the FDIC (including the laws relating to the rights of the contracting parties to equitable remedies).


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         (b) As of the Closing Date, the Bank shall have completed all conditions precedent to the Offering in accordance with the Prospectus and shall have complied in all material respects with applicable laws, regulations (except as modified or waived in writing by Regulatory Agencies), decisions and orders, including all terms, conditions, requirements and provisions precedent to the Offering imposed upon it by the Regulatory Agencies as set forth in the correspondence received from the Regulatory Agencies.

         (c) The Registration Statement was declared effective by the Commission on _________ __, 1999; and no stop order has been issued with respect thereto and no proceedings therefore have been initiated or to the best knowledge of the Bank threatened by the Commission. At the time the Registration Statement, including the Prospectus contained therein (including any amendment or supplement thereto), became effective, the Registration Statement complied as to form in all material respects with the requirements of the 1933 Act and the regulations promulgated thereunder and the Registration Statement including the Prospectus contained therein (including any amendment or supplement thereto), any Blue Sky Application or any Sales Information (as such terms are defined in Section 8 hereof) authorized by the Holding Company or the Bank for use in connection with the Offering did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, and at the time any Rule 424(b) or (c) Prospectus was filed with or mailed to the Commission for filing and at the Closing Date, the Registration Statement including the Prospectus contained therein (including any amendment or supplement thereto) and any Blue Sky Application or any Sales Information authorized by the Holding Company or the Bank for use in connection with the Offering will not contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, however, that the representations and warranties in this Section 4A shall not apply to statements or omissions made in reliance upon and in conformity with written information furnished to the Holding Company or the Bank by the Agent expressly regarding the Agent for use under the caption "Sales Agent" or written statements or omissions from any sales information or information filed pursuant to state securities or blue sky laws or regulations regarding the Agent.

         (d) The OCC application, including the Prospectus, was approved by the OCC on ________ __, 1999. At the time of the approval of the Application, including the Prospectus, by the OCC (including any amendment or supplement thereto) and at all times subsequent thereto until the Closing Date, the Application, including the Prospectus, will comply as to form in all material respects with all applicable rules and regulations of the OCC (except as modified or waived in writing by the OCC). The Application, including the Prospectus (including any amendment or supplement thereto), does not include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, however, that representations or warranties in this subsection (d) shall not apply to statements or omissions made in reliance upon and in conformity with written information furnished to the Holding Company by the Agent expressly regarding the Agent for use in the Prospectus contained in the Application under the

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caption ("Sales Agent") or written statements or omissions from any sales information filed pursuant to state securities or blue sky laws or regulations regarding the Agent.

         (e) No order has been issued by the Commission, the OCC, the FRB or the FDIC (and hereinafter reference to the FDIC shall include the BIF), or any state regulatory authority, preventing or suspending the use of the Prospectus and no action by or before any such government entity to revoke any approval, authorization or order of effectiveness related to the Offering or the Application is, to the best knowledge of the Bank or the Holding Company, pending or threatened.

         (f) At the Closing Date, the Offering will have been adopted by the Boards of Directors of both the Holding Company and the Bank, and the Holding Company and the Bank will have completed all conditions precedent to the Offering specified in the Applications and approvals from the Regulatory Agencies, and the offer and sale of the Shares will have been conducted in all material respects in compliance with all applicable laws, regulations, decisions and orders, including all terms, conditions, requirements and provisions precedent to the Offering imposed upon the Holding Company or the Bank by the Regulatory Agencies, the Commission or any regulatory authority, and in the manner described in the Prospectus. At the Closing Date, to the best knowledge of the Holding Company and the Bank, no person will have sought to obtain review of the final action of the Regulatory Agencies in approving the Applications pursuant to any applicable state or federal statute or regulation.

         (g) The Holding Company has filed with the FRB the Holding Company Application and has received, as of the Closing Date, approval of its acquisition of the Bank from the FRB.

         (h) Crowe Chizek & Company, LLP, which certified the financial statements filed as part of the Registration Statement and the Applications, have advised the Holding Company and the Bank in writing that they are, with respect to the Holding Company and the Bank, independent certified public accountants within the meaning of the Code of Professional Ethics of the American Institute of Certified Public Accountants and under the 1933 Act and the regulations promulgated thereunder.

         (i) The financial statements and the schedules and notes thereto which are included in the Registration Statement and which are a part of the Prospectus present fairly the financial position and retained earnings of the Holding Company as of the dates indicated and the results of operations and cash flows for the periods specified. The financial statements comply in all material respects with generally accepted accounting principles ("GAAP") applied on a consistent basis during the periods presented except as otherwise noted therein and present fairly in all material respects the information required to be stated therein and are consistent with the most recent financial statements and other reports filed by the Bank with the Regulatory Agencies except that accounting principles employed in such filings conform to requirements of such authorities and not necessarily to GAAP. The other financial statistical and pro forma information and related notes included in the Prospectus fairly present the information shown therein on a basis consistent with the audited and unaudited financial statements included in the Prospectus, and as to the pro forma adjustments, the adjustments made therein have been properly applied on the basis described therein.

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         (j) Since the respective dates as of which information is given in the
Registration Statement, including the Prospectus: (i) there has not been any material adverse change in the financial condition or in the management, earnings, capital, properties or business affairs of the Holding Company or the Bank considered as one enterprise, whether or not arising in the ordinary course of business, (ii) there has not been any material change in total assets, liabilities or equity from the amount set forth in the Prospectus; nor has the Holding Company issued any securities or incurred any liability or obligation for borrowings other than set forth in the Prospectus; (iii) there has not been any material transactions entered into by the Holding Company or the Bank, other than those set forth in the Prospectus; and (iv) the capitalization, liabilities, assets, properties and business of the Holding Company and the Bank conform in all material respects to the descriptions thereof contained in the Prospectus and, neither the Bank nor the Holding Company has any material liabilities of any kind, contingent or otherwise, except as set forth in or contemplated by the Registration Statement and the Prospectus.

         (k) The Holding Company is a corporation duly organized and in good standing under the laws of the State of Ohio, with corporate power and authority to own its properties and to conduct its business as described in the Prospectus, and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business requires such qualification unless the failure to qualify in one or more of such jurisdictions would not have a material adverse effect on the financial condition, earnings, capital, properties or business affairs of the Holding Company and the Bank considered as a whole.

         (l) The Bank is a bank in organization and has all conditional approvals to transact its business. At the closing, the Bank will be a duly organized and validly existing national banking association, with FDIC insurance of accounts and duly authorized to conduct its business as described in the Prospectus; the activities of the Bank are permitted by the rules, regulations and practices of the OCC and the FDIC; the Bank has or will obtain all licenses, permits and other governmental authorizations required for the conduct of its business except those that individually or in the aggregate would not materially adversely affect the financial condition of the Holding Company and the Bank taken as a whole; all such licenses, permits and other governmental authorizations are in full force and effect and the Bank is in good standing under the laws of the United States and is or will be duly qualified as a foreign corporation to transact business in each jurisdiction in which failure to so qualify would have a material adverse effect upon the financial condition, earnings, capital, properties or business affairs of the Bank; all of the issued and outstanding capital stock of the Bank after the Offering will be duly and validly issued and fully paid and nonassessable; and the Holding Company will directly own all of such capital stock free and clear of any mortgage, pledge, lien, encumbrance, claim or restriction. The Bank does not own equity securities or any equity interest in any other business enterprise except as described in the Prospectus.

         (m) The Bank is a member of the Federal Reserve Bank; the deposit accounts of the Bank are insured by the FDIC up to applicable limits.


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         (n) Upon the completion of the Offering, the authorized, issued and outstanding equity capital of the Holding Company will be as described in the Prospectus under the caption "Capitalization," and no shares of Common Shares have been or will be issued and outstanding prior to the Closing Date; the shares of Common Shares to be subscribed for in the Offering have been duly and validly authorized for issuance, and when issued and delivered by the Holding Company against payment of the consideration calculated as set forth in the Prospectus, will be duly and validly issued and fully paid and nonassessable; the issuance of the shares of Common Shares is not subject to preemptive rights; and the terms and provisions of the shares of Common Shares will conform in all material respects to the description thereof contained in the Prospectus. Upon issuance of the Shares, good title to the Shares will be transferred from the Holding Company to the purchaser thereof against payment therefore, subject to such claims as may be asserted against the purchasers thereof by third party claimants.

         (o) As of the date hereof and as of the Closing Date, neither the Holding Company nor the Bank is in violation of its certificate of incorporation or articles of association, respectively, or its bylaws or in material default in the performance or observance of any obligation, agreement, covenant, or condition contained in any contract, lease, loan agreement, indenture or other instrument to which it is a party or by which it, or any of its property, may be bound which would result in a material adverse change in the condition (financial or otherwise), earnings, capital, properties or business affairs of the Holding Company or Bank considered as one enterprise or which would materially affect their properties or assets. The consummation of the transactions herein contemplated will not (i) conflict with or constitute a breach of, or default under, the certificate of incorporation and bylaws of the Holding Company, the articles of association and bylaws of the Bank, or materially conflict with or constitute a material breach of, or default under any material contract, lease or other instrument to which the Holding Company or the Bank has a beneficial interest, or any applicable law, rule, regulation or order that is material to the financial condition of the Holding Company and the Bank on a consolidated basis; (ii) violate any authorization, approval, judgment, decree, order, statute, rule or regulation applicable to the Holding Company or the Bank except for such violations which would not have a material adverse effect on the financial condition and results of operations of the Holding Company and the Bank on a consolidated basis; or (iii) result in the creation of any material lien, charge or encumbrance upon any property of the Holding Company or the Bank.

         (p) No material default exists, and no event has occurred which with notice or lapse of time, or both, would constitute a material default on the part of the Holding Company or the Bank, in the due performance and observance of any term, covenant or condition of any indenture, mortgage, deed of trust, note, bank loan or credit agreement or any other material instrument or agreement to which the Holding Company or the Bank is a party or by which any of them or any of their property is bound or affected in any respect which, in any such case, is material to the Holding Company or the Bank considered as one enterprise, and such agreements are in full force and effect; and no other party to any such agreements has instituted or, to the best knowledge of the Holding Company or the Bank, threatened any action or proceeding wherein the Holding Company or the Bank is alleged to be in default thereunder under circumstances where such action or proceeding,

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if determined adversely to the Holding Company or the Bank, as the case may be, would have a material adverse effect upon the Holding Company and the Bank considered as one enterprise.

         (q) The Holding Company and the Bank have good and marketable title to all assets which are material to the business of the Holding Company and the Bank and to those assets described in the Prospectus as owned by them free and clear of all material liens, charges, encumbrances, restrictions or other claims, except such as are described in the Prospectus or which do not have a material adverse effect on the business of the Holding Company and the Bank taken as a whole; and all of the leases and subleases which are material to the business of the Holding Company and the Bank, as described in the Registration Statement or Prospectus, are in full force and effect.

         (r) Except as, described in the Prospectus, the Holding Company and the Bank are not in material violation of any directive from the OCC, the FRB, the FDIC, the Commission or any other agency to make any material change in the method of conducting their respective businesses; the Holding Company and the Bank have conducted and are conducting their respective businesses so as to comply in all material respects with all applicable statutes and regulations (including, without limitation, regulations, decisions, directives and orders of the OCC, the FRB, the Commission and the FDIC) and except as set forth in the Prospectus, there is no charge, investigation, action, suit or proceeding before or by any court, regulatory authority or governmental agency or body pending or, to the best knowledge of either the Holding Company or the Bank, threatened, which would reasonably be expected to materially and adversely affect the Offering, the performance of this Agreement, or the consummation of the transactions contemplated as described in the Registration Statement, or which would reasonably be expected to result in any material adverse change in the financial condition or in the earnings, capital, properties or business affairs of the Holding Company and the Bank considered as one enterprise.

         (s) Neither the Bank nor the Holding Company has relied on the Agent or the Agent's counsel with respect to any legal, tax, or accounting advice in connection with the Offering.

         (t) The Holding Company and the Bank have timely filed all required federal and state tax returns, have paid all taxes that have become due and payable in respect of such returns, except where permitted to be extended, have made adequate reserves for similar future tax liabilities and no deficiency has been asserted with respect thereto by any taxing authority.

         (u) No approval, authorization, consent or order of any regulatory or supervisory or other public authority is required for the execution and delivery by the Holding Company and the Bank of this Agreement, or the issuance of the Shares, except for the approval of the Regulatory Agencies and the Commission (which have been received) and any necessary qualification, notification, or registration or exemption under the securities or blue sky laws of the various states in which the shares are to be offered and except as may be required under the rules and regulations of The Nasdaq Stock Market, Inc. ("NASDAQ") or the NASD.


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         (v) The Holding Company and the Bank have made appropriate arrangements for placing the funds received from subscriptions for Shares in the designated subscription account at the Champaign National Bank & Trust (the "Escrow Agent") until the minimum number of Shares are sold and paid for, with provision for refund to the purchasers in the event that the Offering is not completed for whatever reason or for delivery to the Holding Company if all Shares are sold.

         (w) Prior to the Offering, neither the Holding Company nor the Bank has: (i) issued any securities (except as disclosed in the Prospectus); (ii) had any material dealings with respect to sales of securities with any member of the NASD, or any person related to or associated with such member, other than discussions and meetings relating to the proposed Offering and routine purchases and sales of U.S. government and agency and other securities; (iii) entered into a financial or management consulting agreement except as contemplated hereunder (except as disclosed in the Prospectus); or (iv) engaged any intermediary between the Agent and the Holding Company and the Bank in connection with the offering of Shares and no person is being compensated in any manner for such service.

         (x) To the best knowledge of the Holding Company and the Bank, neither the Holding Company, the Bank nor the employees of the Holding Company or the Bank have made any payment of funds of the Holding Company or the Bank as a loan to any person for the purchase of the Shares.

         Any certificates signed by an officer of the Holding Company or the Bank and delivered to the Agent or its counsel that refer to this Agreement shall be deemed to be a representation and warranty by the Holding Company or the Bank to the Agent as to the matters covered thereby with the same effect as if such representation and warranty were set forth herein.

         SECTION 5.  REPRESENTATIONS AND WARRANTIES.

         Webb represents and warrants to the Company and the Bank that:

         (a) it is a corporation and is validly existing in good standing under the laws of the State of New York and licensed to conduct business in the State of Ohio and that Webb is an unincorporated division thereof with full power and authority to provide the services to be furnished to the Bank and the Company hereunder.

         (b) The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly authorized by all necessary action on the part of the Agent, and this Agreement has been duly and validly executed and delivered by the Agent and is a legal, valid and binding agreement of the Agent, enforceable in accordance with its terms.

         (c) Each of the Agent and its employees, agents and representatives who shall perform any of the services hereunder shall be duly authorized and empowered, and shall have all licenses, approvals and permits necessary to perform such services; and the Agent is a registered selling agent

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



in each of the jurisdictions in which the Shares are to be offered by the Company in reliance upon the Agent as a registered selling agent as set forth in the blue sky memorandum prepared with respect to the Offering.

         (d) The execution and delivery of this Agreement by the Agent, the consummation of the transactions contemplated hereby and compliance with the terms and provisions hereof will not conflict with, or result in a breach of, any of the terms, provisions or conditions of, or constitute a default (or an event which with notice or lapse of time or both would constitute a default) under, the articles of incorporation or bylaws of the Agent or any agreement, indenture or other instrument to which the Agent is a party or by which it or its property is bound.

         (e) No approval of any regulatory or supervisory or other public authority is required in connection with the Agent's execution and delivery of this Agreement, except as may have been received.

         (f) There is no suit or proceeding or charge or action before or by any court, regulatory authority or government agency or body or, to the knowledge of the Agent, pending or threatened, which might materially adversely affect the Agent's performance of this Agreement.

         SECTION 5.L COVENANTS OF THE COMPANY AND THE BANK. The Company and the Bank hereby jointly and severally covenant with KBW as follows:

         (a) The Holding Company has filed the Registration Statement with the Commission. The Holding Company will not, at any time after the date the Registration Statement is declared effective, file any amendment or supplement to the Registration Statement without providing the Agent and its counsel an opportunity to review such amendment or file any amendment or supplement to which amendment the Agent or its counsel shall reasonably object.

         (b) The Bank has filed the Applications with the Regulatory Agencies. The Bank will not, at any time after the date an Application is approved, file any amendment or supplement to an Application without providing the Agent and its counsel an opportunity to review such amendment or supplement or file any amendment or supplement to which amendment or supplement the Agent or its counsel shall reasonably object.

         (c) The Holding Company and the Bank will use their best efforts to cause any post-effective amendment to the Registration Statement to be declared effective by the Commission and any post-effective amendment to an Application to be approved by the Regulatory Agencies, and will immediately upon receipt of any information concerning the events listed below notify the Agent (i) when the Registration Statement, as amended, has become effective; (ii) when an Application, as amended, has been approved by the Regulatory Agencies; (iii) of the receipt of any comments from the Commission, a Regulatory Agency or any other governmental entity with respect to the Offering or the transactions contemplated by this Agreement; (iv) of any request by the Commission, a Regulatory Agency or any other governmental entity for any amendment or supplement to the Registration Statement or an Application or for additional information; (v) of the issuance by the Commission, a Regulatory Agency or any other governmental agency of any order or other action suspending the Offering or the use of the Registration Statement or the Prospectus or any other filing of the Holding Company and the Bank under applicable regulations or other applicable law, or the threat of any such action; (vi) of the issuance by the Commission, any Regulatory Agency or any state authority of any stop order suspending the effectiveness of the Registration Statement or of the initiation or threat of initiation or threat of any proceedings for that purpose; or (vii) of the occurrence of any event mentioned in paragraph (g) below. The Holding Company and the Bank will make every reasonable effort to prevent the issuance by the Commission, any Regulatory Agency or any state authority of any such order and, if any such order shall at any time be issued, to obtain the lifting thereof at the earliest possible time.

         (d) The Holding Company and the Bank will provide the Agent and its counsel with notice of its intention to file, and reasonable time to review prior to filing, any amendment or supplement to the any Application and will not file any such amendment or supplement to which the Agent shall reasonably object or which shall be reasonably disapproved by its counsel.

         (e) The Holding Company and the Bank will deliver to the Agent and to its counsel conformed copies of each of the following documents, with all exhibits: the Applications, as originally filed and of each amendment or supplement thereto, and the Registration Statement, as originally filed and each amendment thereto. Further, the Holding Company and the Bank will deliver such additional copies of the foregoing documents to counsel to the Agent as may be required for any NASD filings. In addition, the Holding Company and the Bank will also deliver to the Agent such number of copies of the Prospectus, as amended or supplemented, as the Agent may reasonably request.

         (f) The Holding Company and the Bank will comply in all material respects with any and all terms, conditions, requirements and provisions with respect to the Offering and the transactions contemplated thereby imposed by the Commission, by applicable state law and regulations, and by the 1933 Act, the Securities Exchange Act of 1934 (the "1934 Act") and the rules and regulations of the Commission promulgated under such statutes, to be complied with prior to or subsequent to the Closing Date; and when the Prospectus is required to be delivered, the Holding Company and the Bank will comply in all material respects, at their own expense, with all material requirements imposed upon them by the Regulatory Agencies, the Commission, by applicable state law and regulations and by the 1933 Act, the 1934 Act and the rules and regulations of the Commission promulgated under such statutes, in each case as from time to time in force, so far as necessary to permit the continuance of sales or dealing in shares of Common Shares during such period in accordance with the provisions hereof and the Prospectus.

         (g) If any event relating to or affecting the Holding Company or the Bank shall occur, as a result of which it is necessary, in the reasonable opinion of counsel for the Holding Company or the Bank or for the Agent, to amend or supplement the Registration Statement or the Prospectus in order to make them not misleading in light of the circumstances existing at the time of its use, the

Holding Company and the Bank will, at their expense, forthwith prepare, file with the Commission and the Regulatory Agencies, and furnish to the Agent, a reasonable number of copies of an amendment or amendments of, or a supplement or supplements to, the Registration Statement and the Prospectus (in form and substance satisfactory to counsel for the Agent after a reasonable time for review) which will amend or supplement the Registration Statement and/or the Prospectus so that as amended or supplemented it will not contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in light of the circumstances existing at the time, not misleading. For the purpose of this subsection, the Holding Company and the Bank each will furnish such information with respect to itself as the Agent may from time to time reasonably request.

         (h) The Holding Company will endeavor in good faith, in cooperation with the Agent, to register or to qualify the Shares for offering and sale under the applicable securities laws of the jurisdictions in which the Offering will be conducted; provided, however, that the Holding Company shall not be obligated to file any general consent to service of process or to qualify to do business in any jurisdiction in which it is not so qualified. In each jurisdiction where any of the Shares shall have been registered or qualified as above provided, the Holding Company will make and file such statements and reports in each year as are or may be required by the laws of such jurisdictions.

         The Holding Company and the Bank and each of the directors and officers of the Holding Company and the Bank will not sell or issue, contract to sell or otherwise dispose of, for a period of 180 days after the date hereof, without the Agent's prior written consent, which consent shall not be unreasonably withheld, any shares of Common Shares other than in connection with any plan or arrangement described in the Prospectus.

         (i) For the period of three years from the date of this Agreement, the Holding Company will furnish to the Agent upon request (i) a copy of each report of the Holding Company furnished to or filed with the Commission under the 1934 Act or any national securities exchange or system on which any class of securities of the Holding Company is listed or quoted, (ii) a copy of each report of the Holding Company mailed to holders of Common Shares or nonconfidential report filed with the Commission or a Regulatory Agency or any other supervisory or regulatory authority or any national securities exchange or system on which any class of the securities of the Holding Company is listed or quoted, and (iii) from time to time, such other publicly available information concerning the Holding Company and the Bank as the Agent may reasonably request.

         (j) The Holding Company and the Bank will use the net proceeds from the sale of the Common Shares in the manner set forth in the Prospectus under the caption "Use of Proceeds."

         (k) Prior to the Closing Date, the Holding Company and the Bank will inform the Agent of any event or circumstances of which it is aware as a result of which the Registration Statement and/or Prospectus, or the Applications as then supplemented or amended, would include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein not misleading.

         (l) The Holding Company and the Bank will distribute the Prospectus or other offering materials in connection with the offering and sale of the Common Shares only as set forth in the Prospectus, and only in accordance with the 1933 Act and the 1934 Act and the rules and regulations promulgated under such statutes, and the laws of any state in which the shares are qualified for sale.

         (m) The Holding Company shall register its Common Shares under Section 12(g) of the 1934 Act, concurrent with the effective date of the Registration Statement. The Holding Company shall maintain the effectiveness of such registration for not less than three years.

         (n) For so long as the Holding Company's Common Shares is registered under the 1934 Act, the Holding Company will furnish to its stockholders as soon as practicable after the end of each fiscal year such reports and other information as are required to be furnished to its stockholders under the 1934 Act (including consolidated financial statements of the Holding Company and its subsidiaries, certified by independent public accountants).

         (o) The Holding Company will comply with the provisions of Rule 158 of the 1933 Act.

         (p) The Holding Company will use its best efforts to obtain approval for and maintain quotation of the Common Shares on the Nasdaq Bulletin Board effective on or prior to the Closing Date.

         (q) The Bank will maintain appropriate arrangements with the Escrow Agent for depositing all funds received from persons mailing subscriptions for or orders to purchase Shares in the Offering as described in the Prospectus until the Closing Date and satisfaction of all conditions precedent to the release of the Bank's obligation to refund payments received from persons subscribing for or ordering Shares in the Offering as described in the Prospectus.

         (r) The Holding Company will promptly register as a bank holding company under the BHCA.

         (s) The Holding Company and the Bank will take such actions and furnish such information as are reasonably requested by the Agent in order for the Agent to ensure compliance with the "Interpretation of the Board of Governors of the NASD on Free Riding and Withholding."

         (t) The Holding Company and the Bank will conduct their businesses in compliance in all material respects with all applicable federal and state laws, rules, regulations, decisions, directives and orders including, all decisions, directives and orders of the Commission, the OCC, the FRB and the FDIC.

         (u) The Bank will not amend the Offering without notifying the Agent prior thereto.

         (v) The Holding Company will not deliver the Shares until the Holding Company and the Bank have satisfied or caused to be satisfied each condition set forth in Section 7A hereof, unless such condition is waived in writing by the Agent.

         SECTION 6. PAYMENT OF EXPENSES. Whether or not the Offering is completed or the sale of the Shares by the Holding Company is consummated, the Holding Company and the Bank will pay for all expenses incident to the performance of this Agreement, including without limitation: (a) the preparation and filing of the Applications; (b) the preparation, printing, filing, delivery and shipment of the Registration Statement, including the Prospectus, and all amendments and supplements thereto; (c) all filing fees and expenses in connection with the qualification or registration of the Shares for offer and sale by the Holding Company under the securities or "blue sky" laws, including without limitation filing fees, reasonable legal fees and disbursements of counsel in connection therewith, and in connection with the preparation of a blue sky law survey; (d) the filing fees of the NASD; (e) all expenses related to "road shows" and (f) the actual out-of-pocket expenses of the Agent up to a maximum of $7,000. Subject to such maximum limitation, any such expense incurred by the Agent shall be reimbursed by the Holding Company and the Bank, except for its legal fees and expenses.

         SECTION 7A. CONDITIONS TO THE AGENT'S OBLIGATIONS. The obligations of the Agent hereunder and the occurrence of the Closing and the Offering are subject to the condition that all representations and warranties and other statements of the Holding Company and the Bank herein contained are at and as of the commencement of the Offering and at and as of the Closing Date, true and correct in all material respects, the condition that the Holding Company and the Bank shall have performed in all material respects all of their obligations hereunder to be performed on or before such dates and to the following further conditions:

         (a) The Registration Statement shall have been declared effective by the Commission and the Applications approved by the Regulatory Agencies not later than 5:30 p.m. on the date of this Agreement, and no stop order or other action suspending the effectiveness of the Registration Statement shall have been issued under the 1933 Act or proceedings therefore initiated or, to the Company's or Bank's best knowledge, threatened by the Commission or any state authority and no order or other action suspending the authorization for use of the Prospectus or the consummation of the Offering shall have been issued or proceedings therefore initiated or, to the Company's or Bank's best knowledge, threatened by the Regulatory Agencies, the Commission, or any other governmental body.

         (b) At the Closing Date, the Agent shall have received:

             (1) The favorable opinion, dated as of the Closing Date, of Squire, Sanders & Dempsey, L.L.P., special counsel for the Holding Company and the Bank, in form and substance satisfactory to counsel for the Agent to the effect that:

                 (i) The Holding Company is a corporation duly organized and validly existing and in good standing under the laws of the United States, with corporate power and authority to own its properties and to conduct its business as described in the Prospectus, and to such counsel"s knowledge is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business requires such qualification and in which the failure to qualify would have a material adverse effect on the financial condition, earnings, capital, properties or business affairs of the Holding Company.

                 (ii) The Bank is a duly organized and validly existing national banking association with full power and authority to own its properties and to conduct its business as described in the Prospectus and to enter into this Agreement and perform its obligations hereunder; the activities of the Bank as described in the Prospectus are permitted by the rules, regulations and practices of the Regulatory Agencies; the issuance and sale of the capital stock of the Bank to the Holding Company has been duly and validly authorized by all necessary corporate action on the part of the Holding Company and the Bank and, upon payment therefore as described in the Prospectus, will be validly issued, fully paid and nonassessable; and will be owned of record and beneficially by the Holding Company, free and clear of any mortgage, pledge, lien, encumbrance, claim or restriction.

                 (iii) The Bank is a member of the Federal Reserve and the deposit accounts of the Bank are insured by the FDIC up to the maximum amount allowed by law and to such counsel's knowledge no proceedings for the termination or revocation of such insurance are pending or threatened.

                 (iv) Upon the completion of the Offering, the authorized, issued and outstanding capital stock of the Holding Company and the Bank will be as set forth in the Prospectus under the caption "Capitalization," and no shares of Common Shares have been or will be issued and outstanding prior to the Closing Date; the shares of Common Shares of the Holding Company to be subscribed for in the Offering have been duly and validly authorized for issuance, and when issued and delivered by the Holding Company pursuant to the Plan against payment of the consideration calculated as set forth in the Plan, will be fully paid and nonassessable; and the issuance of the shares of Common Shares is not subject to preemptive rights.

                 (v) The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary action on the part of the Holding Company and the Bank; and this Agreement constitutes a valid, legal and binding obligation of each of the Holding Company and the Bank, enforceable in accordance with its terms, except to the extent that the provisions of Sections 8 and 9 hereof may be unenforceable as against public policy, and except to the extent that such enforceability may be limited by bankruptcy laws, insolvency laws, or other laws affecting the enforcement of creditors' rights generally, or the rights of creditors of financial institutions insured by the FDIC (including the laws relating to the rights of the contracting parties to equitable remedies).

                 (vi) Subject to the satisfaction of the conditions to the Regulatory Agencies' approval of the Applications, no further approval, registration, authorization, consent or other order of any federal regulatory agency, public board or body is required in connection with the execution and delivery of this Agreement, the offer, sale and issuance of the Shares and the consummation of the Offering.

                 (vii) The Applications, including the Prospectus as filed with the Regulatory Agencies, has been approved by the Regulatory Agencies. The FRB has issued its order of approval under the BHCA, and the purchase by the Holding Company of all of the issued and outstanding capital stock of the Bank has been authorized by the FRB and no action has been taken, or to such counsel's knowledge is pending or threatened, to revoke any such authorization or approval.

                 (viii) The Registration Statement has become effective under the 1933 Act, no stop order suspending the effectiveness of the Registration Statement has been issued, and to the best of such counsel's knowledge no proceedings for that purpose have been instituted or threatened.

                 (ix) The consummation of the Offering and the transactions contemplated thereunder will have no material tax consequences to the Holding Company, the Bank or any person subscribing for shares in the Offering.

                 (x) The terms and provisions of the shares of Common Shares conform to the description thereof contained in the Registration Statement and the Prospectus and such description describes in all material respects the rights of the holders thereof, the information in the Prospectus under the caption "Articles of Incorporation" to the extent that it constitutes matters of law or legal conclusions has been prepared by such counsel and is accurate in all material respects; and the forms of certificates proposed to be used to evidence the shares of Common Shares are in due and proper form.

                 (xi) At the time the Application, including the Prospectus contained therein, was approved, the Application (as amended or supplemented) complied as to form in all material respects with the requirements of the Regulatory Agencies and all applicable laws, rules and regulations and decisions and orders of the Regulatory Agencies, except as modified or waived in writing by the Regulatory Agencies, (other than the financial statements, notes to financial statements, financial tables and other financial and statistical data included therein as to which counsel need express no opinion and other than compliance with state securities or Blue Sky laws as to which such counsel need express no opinion). To such counsel's knowledge, no person has sought to obtain regulatory or judicial review of the final action of the Regulatory Agencies approving the Applications.

                 (xii) At the time that the Registration Statement became effective (i) the Registration Statement (as amended or supplemented) (other than the financial statements, notes to financial statements, financial tables or other financial and statistical data included therein as to which counsel need express no opinion), complied as to form in all material respects with the requirements of the 1933 Act and the rules and regulations promulgated thereunder; and (ii) the Prospectus (other than the financial statements, notes to financial statements, financial tables and other financial and statistical data included therein, as to which counsel need express no opinion) complied as to form in all material respects with the requirements of the 1933 Act and the rules and regulations promulgated thereunder, and the rules, regulations and decisions and orders of the Regulatory Agencies, except as modified or waived in writing by the Regulatory Agencies.

                 (xiii) To the best of such counsel's knowledge, there are no legal or governmental proceedings pending, or threatened (i) asserting the invalidity of this Agreement or, (ii) seeking to prevent the Offering.

                 (xiv) The information in the Prospectus under the caption "Supervision and Regulation", to the extent that it constitutes matters of law, summaries and supervision of legal matters, documents or proceedings, or legal conclusions, has been prepared by such counsel and is accurate in all material respects (except as to the financial statements and other financial data included therein as to which such counsel need express no opinion).

                 (xv) To the best of counsel's knowledge, the Holding Company and the Bank have obtained all material licenses, permits and other governmental authorizations required for the conduct of their respective businesses as described in the Registration Statement and the Prospectus, except where the failure to obtain such licenses, permits and other governmental authorizations would not have a material adverse effect on the financial condition of the Holding Company or the Bank considered as one enterprise, or on the earnings, capital, properties or business affairs of the Holding Company or the Bank considered as one enterprise, and all such licenses, permits and other governmental authorizations are in full force and effect and the Holding Company and the Bank are in all material respects complying therewith.

                 (xvi) Neither the Holding Company nor the Bank is in violation of its certificate of incorporation or its articles of association, respectively, or its bylaws or to the best of such counsel's knowledge, in violation of any material obligation, agreement, covenant or condition contained in any material contract, indenture, mortgage, loan agreement, note, lease or other instrument to which it is a party or by which it or its property may be bound, which violation would have a material adverse effect on the financial condition of the Holding Company or the Bank considered as one enterprise, or on the earnings, capital, properties or business affairs of the Holding Company and the Bank considered as one enterprise; the execution and delivery of this Agreement by the Holding Company and the Bank, the incurrence of the obligations herein set forth and the consummation of the transactions contemplated herein, will not materially conflict with, constitute a material breach of, or default under, or result in the creation or imposition of any material lien, charge or encumbrance upon any property or assets of the Holding Company or the Bank which are material to their business considered as one enterprise, pursuant to any contract, indenture, mortgage, loan agreement, note, lease or other instrument to which the Holding Company or the Bank is a party or by which any of them may be bound, or to which any of the property or assets of the Holding

Company or the Bank is subject. In addition, such action will not result in any material violation of the provisions of the certificate of incorporation or bylaws of the Holding Company or the Bank or any material violation of any applicable law, act, regulation or to such counsel's knowledge, order or court order, writ, injunction or decree.

                 (xvii) To the best of counsel's knowledge, the Holding Company and the Bank are not in violation in any material respect of any directive from any Regulatory Agency to make any material change in the method of conducting their business.

             (2) The letter of Squire, Sanders & Dempsey, L.L.P., special counsel for the Holding Company and the Bank, in form and substance to the effect that:

         In addition, during the preparation of the Registration Statement and the Prospectus, Squire, Sanders & Dempsey, L.L.P. participated in conferences with certain officers of and other representatives of the Bank and the Holding Company, counsel to the Agent, representatives of the independent public accountants for the Bank and the Holding Company and representatives of the Agent at which the contents of the Registration Statement and the Prospectus and related matters were discussed and, although Squire, Sanders & Dempsey, L.L.P. is not passing upon and does not assume the accuracy of the statements contained in the Registration Statement and Prospectus, on the basis of the foregoing without independent verification (relying as to materiality as to factual matters on certificates of officers and other factual representations by the Bank and the Holding Company), nothing has come to the attention of Squire, Sanders & Dempsey, L.L.P. that caused Squire, Sanders & Dempsey, L.L.P. to believe that the Registration Statement at the time it was declared effective by the SEC or the Prospectus as of its date, contained or contains any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading (it being understood that counsel need express no comment or opinion with respect to the financial statements, schedules and other financial and statistical data included, or statistical or appraisal methodology employed, in the Registration Statement or Prospectus).

         The opinion shall be limited to matters governed by the laws of the United States or the State of Ohio. In rendering such opinion, such counsel may rely (A) as to matters involving the application of laws of any jurisdiction other than the United States or Ohio, to the extent such counsel deems proper and specified in such opinion, upon the opinion of other counsel of good standing, as long as such other opinion indicates that the Agent may rely on the opinion, and (B) as to matters of fact, to the extent such counsel deems proper, on certificates of responsible officers of the Company and the Bank and public officials; provided copies of any such opinion(s) or certificates of public officials are delivered to you together with the opinion to be rendered hereunder by special counsel to the Company and the Bank. The opinion of such counsel for the Company shall state that it has no reason to believe that you are not justified in relying thereon.

             (3) The favorable opinion, dated as of the Closing Date, of counsel for the Agent, with respect to such matters as the Agent may reasonably require, such opinion may rely as to matters of fact, upon certificates of officers and directors of the Holding Company and the Bank delivered pursuant hereto or as such counsel may reasonably request.

         (c) Concurrently with the execution of this Agreement, the Agent shall receive a letter from Crowe Chizek and Company LLP dated the date hereof and addressed to the Agent, (i) such letter confirming that Crowe Chizek and Company LLP is a firm of independent public accountants within the meaning of the Code of Professional Ethics of the American Institute of Certified Public Accountants, the 1933 Act and the regulations promulgated thereunder, and no information concerning its relationship with or interests in the Holding Company or the Bank is required by the Application or Item 10 of the Registration Statement, and stating in effect that in Crowe Chizek and Company LLP's opinion the financial statements of the Holding Company included in the Prospectus comply as to form in all material respects with the applicable accounting requirements of the 1933 Act, the 1934 Act and the related published rules and regulations of the Commission thereunder and generally accepted accounting principles; (ii) stating in effect that, on the basis of certain agreed upon procedures (but not an audit examination in accordance with generally accepted auditing standards) consisting of a reading of the latest available unaudited interim financial statements of the Holding Company and the Bank prepared by the Holding Company and the Bank, a reading of the minutes of the meetings of the Board of Directors of the Holding Company and the Bank, a review of interim financial information in accordance with Statement on Auditing Standards No. 71, and consultations with officers of the Holding Company and the Bank responsible for financial and accounting matters, nothing came to their attention which caused them to believe that: (A) such unaudited financial statements, including Recent Developments, if any, are not in conformity with generally accepted accounting principles applied on a basis substantially consistent with that of the audited financial statements included in the Prospectus; or (B) during the period from the date of the latest unaudited consolidated financial statements included in the Prospectus to a specified date not more than five business days prior to the date hereof, there was any material increase in borrowings (defined as securities sold under agreements to repurchase and any other form of debt other than deposits) of the Holding Company or the Bank (other than as disclosed in the Prospectus); or (C) there was any decrease in retained earnings of the Bank at the date of such letter as compared with amounts shown in the latest unaudited statement of condition included in the Prospectus or there was any decrease in net income or net interest income of the Bank for the number of full months commencing immediately after the period covered by the latest unaudited income statement included in the Prospectus and ended on the latest month ending prior to the date of the Prospectus or in such letter as compared to the corresponding period in the preceding year; and (iii) stating that, in addition to the audit examination referred to in its opinion included in the Prospectus and the performance of the procedures referred to in clause (ii) of this subsection (D), they have compared with the general accounting records of the Holding Company and/or the Bank, as applicable, which are subject to the internal controls of the Holding Company and/or the Bank, as applicable, accounting system and other data prepared by the Holding Company and/or the Bank, as applicable, directly from such accounting records, to the extent specified in such letter, such amounts and/or percentages set forth in the Prospectus as the Agent may reasonably request, and they have found such amounts and percentages to be in agreement therewith (subject to rounding).

         (d) At the Closing Date, the Agent shall receive letters from Crowe Chizek and Company LLP dated the Closing Date, addressed to the Agent, confirming the statements made by its letter delivered by it pursuant to subsection (f) of this Section 9A, the "specified date" referred to in clause
(ii)(B) thereof to be a date specified in such letter, which shall not be more than five business days prior to the Closing Date.

         (e) At the Closing Date counsel to the Agent shall have been furnished with such documents and opinions as counsel for the Agent may require for the purpose of enabling them to advise the Agent with respect to the issuance and sale of the Common Shares as herein contemplated and related proceedings, or in order to evidence the accuracy of any of the representations and warranties, or the fulfillment of any of the conditions herein contained.

         (f) At the Closing Date, the Agent shall receive a certificate of the Chief Executive Officer and Chief Financial Officer of each of the Holding Company and the Bank, dated the Closing Date, to the effect that (i) they have carefully examined the Prospectus and at the time the Prospectus became authorized for final use, the Prospectus did not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; (ii) there has not been, since the respective dates as of which information is given in the Prospectus, any material adverse change in the financial condition or in the management, earnings, capital, properties, business prospects or business affairs of the Holding Company or the Bank, considered as one enterprise, whether or not arising in the ordinary course of business; (iii) the representations and warranties contained in Section 4 of this Agreement are true and correct with the same force and effect as though made at and as of the Closing Date; (iv) the Holding Company and the Bank have complied in all material respects with all material agreements and satisfied all conditions on its part to be performed or satisfied at or prior to the Closing Date including the conditions contained in this Section 7A; (v) no stop order has been issued or, to the best of their knowledge, is threatened, by the Commission, a Regulatory Agency or any other governmental body; (vi) no order suspending the Offering, the acquisition of all of the shares of the Bank by the Holding Company or the effectiveness of the Prospectus has been issued and to the best of their knowledge, no proceedings for any such purpose have been initiated or threatened by any Regulatory Agency or any other federal or state authority; (vii) to the best of their knowledge, no person has sought to obtain regulatory or judicial review of the action of the OCC, FRB or FDIC in approving the Applications.

         (g) The Holding Company or the Bank shall not have sustained since the date of the latest audited financial statements included in the Registration Statement and Prospectus, any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth in the Registration Statement and the Prospectus, and since the respective dates as of which information are given in the Registration Statement and the Prospectus, there shall not have been any material change in the long-term debt of the Holding Company or the Bank or any material change, or any development, involving a prospective material change in or affecting the general affairs of the management, financial position, stockholders' equity or results of operations of the

Holding Company or the Bank, otherwise than as set forth or contemplated in the Registration Statement and the Prospectus, the effect of which, in any such case described above, is in the Agent's reasonable judgment sufficiently material and adverse as to make it impracticable or inadvisable to proceed with the Offering or the delivery of the Shares on the terms and in the manner contemplated in the Prospectus.

         (h) Prior to and at the Closing Date: (1) in the reasonable opinion of the Agent, there shall have been no material adverse change in the management, financial condition or in the earnings, capital, properties or business affairs of the Holding Company or the Bank independently, or of the Holding Company and the Bank, considered as one enterprise, from that as of the latest dates as of which such condition is set forth in the Prospectus, except as referred to therein; (ii) there shall have been no material transaction entered into by the Holding Company and the Bank, considered as one enterprise, from the latest date as of which the financial condition of the Holding Company or the Bank is set forth in the Prospectus other than transactions referred to or contemplated therein; (iii) the Holding Company or the Bank shall not have received from the OCC, FRB or the FDIC any direction (oral or written) to make any material change in the method of conducting their business with which it has not complied in all material respects (which direction, if any, shall have been disclosed to the Agent) and which would reasonably be expected to have a material and adverse effect on the management, condition (financial or otherwise) or on the earnings, capital, properties or business affairs of the Holding Company or the Bank considered as one enterprise; (iv) neither the Holding Company nor the Bank shall have been in default (nor shall an event have occurred which, with notice or lapse of time or both, would constitute a default) under any provision of any agreement or instrument relating to any material outstanding indebtedness; (v) no action, suit or proceedings, at law or in equity or before or by any federal or state commission, board or other administrative agency, shall be pending or, to the knowledge of the Holding Company or the Bank, threatened against the Holding Company or the Bank or affecting any of their properties wherein an unfavorable decision, ruling or finding would reasonably be expected to have a material and adverse effect on the management, financial condition or on the earnings, capital, properties or business affairs of the Holding Company or the Bank, considered as one enterprise; and (vi) the Shares have been qualified or registered for offering and sale under the securities or blue sky laws of the jurisdictions as to which the Holding Company and the Agent shall have agreed.

         (i) At or prior to the Closing Date, the Agent shall receive (i) a copy of the letters from the OCC and FDIC approving the Applications, (ii) a copy of the order from the Commission declaring the Registration Statement effective,
(iii) a copy of certificate of corporate existence for the Bank from the OCC,
(iv) a certificate of good standing from the State of Ohio evidencing the good standing of the Holding Company and (v) a copy of the letter from the FRB approving the Holding Company Application.

         (j) Subsequent to the date hereof, there shall not have occurred any of the following: (i) a suspension or limitation in trading in securities generally on the New York Stock Exchange or American Stock Exchange or in the over-the-counter market, or quotations halted generally on the Nasdaq Stock Market, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices for securities have been required by either of such exchanges or the NASD or by order of the Commission or any other governmental authority;
(ii) a general moratorium on the operations of commercial banks or other federally-insured financial institutions or general moratorium on the withdrawal of deposits from commercial banks or other federally-insured financial institutions declared by either federal or state authorities; (iii) the engagement by the United States in hostilities which have resulted in the declaration, on or after the date hereof, of a national emergency or war; or
(iv) a material decline in the price of equity or debt securities if the effect of any of (i) through (iv) herein, in the Agent's reasonable judgment, makes it impracticable or inadvisable to proceed with the Offering or the delivery of the Shares on the terms and in the manner contemplated in the Registration Statement and the Prospectus.

         SECTION 7B. CONDITIONS TO THE HOLDING COMPANY AND THE BANK'S
OBLIGATIONS.

         The obligations of the Holding Company and the Bank hereunder are subject to the accuracy of the representations and warranties of the Agent, to the performance by the Agent of its obligations hereunder, and to the satisfaction of the conditions contained in Paragraph (a) of Section 7A hereunder.

         SECTION 8. INDEMNIFICATION.

         (a) The Company and the Bank jointly and severally agree to indemnify and hold harmless the Agent, its respective officers and directors, employees and agents, and each person, if any, who controls the Agent within the meaning of Section 15 of the 1933 Act or Section 20(a) of the 1934 Act, against any and all loss, liability, claim, damage or expense whatsoever (including, but not limited to, settlement expenses and the establishment of the Foundation and the contribution of the Foundation Shares thereto by the Company), joint or several, that the Agent or any of them may suffer or to which the Agent and any such persons may become subject under all applicable federal or state laws or otherwise, and to promptly reimburse the Agent and any such persons upon written demand for any expense (including reasonable fees and disbursements of counsel) incurred by the Agent or any of them in connection with investigating, preparing or defending any actions, proceedings or claims (whether commenced or threatened) to the extent such losses, claims, damages, liabilities or actions:
(i) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment or supplement thereto), preliminary or final Prospectus (or any amendment or supplement thereto), the Application (or any amendment or supplement thereto), the Holding Company Application or any instrument or document executed by the Company or the Bank or based upon written information supplied by the Company or the Bank filed in any state or jurisdiction to register or qualify any or all of the Shares or to claim an exemption therefrom or provided to any state or jurisdiction to exempt the Company as a broker-dealer or its officers, directors and employees as broker-dealers or agent, under the securities laws thereof (collectively, the "Blue Sky Application"), or any document, advertisement, oral statement or communication ("Sales Information") prepared, made or executed by or on behalf of the Company or the Bank with their consent or based upon written or oral information furnished by or on behalf of the Company or the Bank, whether or not filed in any jurisdiction, in order to qualify or register the Shares or to claim an exemption therefrom under the securities laws thereof; (ii) arise out of or are based upon the omission or alleged omission to state in any of the foregoing documents or information a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; or (iii) arise from any theory of liability whatsoever relating to or arising from or based upon the Registration Statement (or any amendment or supplement thereto), preliminary or final Prospectus (or any amendment or supplement thereto), the Application (or any amendment or supplement thereto), any Blue Sky Application or Sales Information or other documentation distributed in connection with the Offering; provided, however, that no indemnification is required under this paragraph (a) to the extent such losses, claims, damages, liabilities or actions arise out of or are based upon any untrue material statement or alleged untrue material statement in, or material omission or alleged material omission from, the Registration Statement (or any amendment or supplement thereto), preliminary or final Prospectus (or any amendment or supplement thereto), the Application, any Blue Sky Application or Sales Information made in reliance upon and in conformity with information furnished in writing to the Company or the Bank by the Agent or its counsel regarding the Agent, provided, that it is agreed and understood that the only information furnished in writing to the Company or the Bank by the Agent regarding the Agent is set forth in the Prospectus under the caption "Sales Agent"; and, PROVIDED FURTHER, that neither the Company nor the Bank should be liable under this Section 8 in respect of any losses, claims, damages, liabilities, actions or expenses to the extent same is determined, in a final judgment by a court of competent jurisdiction, to have resulted from the gross negligence or bad faith of Webb.

         (b) The Agent agrees to indemnify and hold harmless the Company and the Bank, their directors and officers and each person, if any, who controls the Company or the Bank within the meaning of Section 15 of the 1933 Act or Section 20(a) of the 1934 Act against any and all loss, liability, claim, damage or expense whatsoever (including but not limited to settlement expenses), joint or several, which they, or any of them, may suffer or to which they, or any of them may become subject under all applicable federal and state laws or otherwise, and to promptly reimburse the Company, the Bank, and any such persons upon written demand for any expenses (including reasonable fees and disbursements of counsel) incurred by them, or any of them, in connection with investigating, preparing or defending any actions, proceedings or claims (whether commenced or threatened) to the extent such losses, claims, damages, liabilities or actions: (i) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment or supplement thereto), the Application (or any amendment or supplement thereto), the preliminary or final Prospectus (or any amendment or supplement thereto), any Blue Sky Application or Sales Information, (ii) are based upon the omission or alleged omission to state in any of the foregoing documents a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or
(iii) arise from any theory of liability whatsoever relating to or arising from or based upon the Registration Statement (or any amendment or supplement thereto), preliminary or final Prospectus (or any amendment or supplement thereto), the Application (or any amendment or supplement thereto), or any Blue Sky Application or Sales Information or other documentation distributed in connection with the Offering; provided, however, that the Agent's obligations under this Section 8(b) shall exist only if and only to the extent that such untrue statement or alleged untrue statement was made in, or such material fact or alleged material fact was omitted from, the Registration Statement (or any amendment or supplement thereto), the preliminary or final Prospectus (or any amendment or supplement thereto), the Application (or any amendment or supplement thereto), any Blue Sky Application or Sales Information in reliance upon and in conformity with information furnished in writing to the Company or the Bank by the Agent or its counsel regarding the Agent, provided, that it is agreed and understood that the only information furnished in writing to the Company or the Bank by the Agent regarding the Agent is set forth in the Prospectus under the caption "Sales Agent," provided further that the Company and the Bank also agree that neither Webb, nor any of its affiliates, nor officer, director, employee or agent of Webb or any of its affiliates, nor any person controlling Webb or any of its affiliates, shall have any liability to the Company or the Bank for or in connection with such engagement except for any such liability for losses, claims, damages, liabilities or expenses incurred by the Company that is finally judicially determined to have resulted from gross negligence or bad faith of Webb. Notwithstanding the foregoing, Webb shall not be required to indemnify or reimburse the Company for expenses hereunder in an amount, in the aggregate, in excess of any fees actually paid pursuant to
Section 2 above. The foregoing shall be in addition to any rights that Webb or any Agent thereof may have at common law or otherwise.

         (c) Each indemnified party shall give prompt written notice to each indemnifying party of any action, proceeding, claim (whether commenced or threatened), or suit instituted against it in respect of which indemnity may be sought hereunder, but failure to so notify an indemnifying party shall not relieve it from any liability which it may have on account of this Section 8 or otherwise. An indemnifying party may participate at its own expense in the defense of such action. In addition, if it so elects within a reasonable time after receipt of such notice, an indemnifying party, jointly with any other indemnifying parties receiving such notice, may assume defense of such action with counsel chosen by it and approved by the indemnified parties that are defendants in such action, unless such indemnified parties reasonably object to such assumption on the ground that there may be legal defenses available to them that are different from or in addition to those available to such indemnifying party. If an indemnifying party assumes the defense of such action, the indemnifying parties shall not be liable for any fees and expenses of counsel for the indemnified parties incurred thereafter in connection with such action, proceeding or claim, other than reasonable costs of investigation. In no event shall the indemnifying parties be liable for the fees and expenses of more than one separate firm of attorneys (and any special counsel that said firm may retain) for all indemnified parties in connection with any one action, proceeding or claim or separate but similar or related actions, proceedings or claims in the same jurisdiction arising out of the same general allegations or circumstances.

         (d) The agreements contained in this Section 8 and in Section 9 hereof and the representations and warranties of the Company and the Bank set forth in this Agreement shall remain operative and in full force and effect regardless of: (i) any investigation made by or on behalf of the Agent or its officers, directors or controlling persons, agent or employees or by or on behalf of the Company or the Bank or any officers, directors or controlling persons, agent or employees of the

Company or the Bank; (ii) delivery of and payment hereunder for the Shares; or
(iii) any termination of this Agreement.

         SECTION 9. CONTRIBUTION. In order to provide for just and equitable contribution in circumstances in which the indemnification provided for in
Section 8 is due in accordance with its terms but is for any reason held by a court to be unavailable from the Company, the Bank or the Agent, the Company, the Bank and the Agent shall contribute to the aggregate losses, claims, damages and liabilities (including any investigation, legal and other expenses incurred in connection with, and any amount paid in settlement of, any action, suit or proceeding, but after deducting any contribution received by the Company, the Bank or the Agent from persons other than the other parties thereto, who may also be liable for contribution) in such proportion so that the Agent is responsible for that portion represented by the percentage that the fees paid to the Agent pursuant to Section 2 of this Agreement (not including expenses) bears to the gross proceeds received by the Company from the sale of the Shares in the Offering, and the Company and the Bank shall be responsible for the balance. If, however, the allocation provided above is not permitted by applicable law, then each indemnifying party shall contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative fault of the Company and the Bank on the one hand and the Agent on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities (or actions, proceedings or claims in respect thereto), but also the relative benefits received by the Company and the Bank on the one hand and the Agent on the other from the Offering (before deducting expenses). The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company and/or the Bank on the one hand or the Agent on the other and the parties' relative intent, good faith, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company, the Bank and the Agent agree that it would not be just and equitable if contribution pursuant to this Section 9 were determined by pro-rata allocation or by any other method of allocation which does not take into account the equitable considerations referred to above in this Section 9. The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions, proceedings or claims in respect thereof) referred to above in this Section 9 shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action, proceeding or claim. It is expressly agreed that the Agent shall not be liable for any loss, liability, claim, damage or expense or be required to contribute any amount pursuant to Section 8(b) or this Section 9 which in the aggregate exceeds the amount paid (excluding reimbursable expenses) to the Agent under this Agreement. It is understood that the above stated limitation on the Agent's liability is essential to the Agent and that the Agent would not have entered into this Agreement if such limitation had not been agreed to by the parties to this Agreement. No person found guilty of any fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not found guilty of such fraudulent misrepresentation. The obligations of the Company, the Bank and the Agent under this Section 9 and under Section 8 shall be in addition to any liability which the Company, the Bank and the Agent may otherwise have. For purposes of this Section 9, each of the Agent's, the Company's or the Bank's officers and directors and agents and each person, if any, who controls the Agent or the Company or the Bank within the meaning of the 1933 Act and the 1934 Act shall have the same rights to contribution as the Agent, the Company or the Bank. Any party entitled to contribution, promptly after receipt of notice of commencement of any action, suit, claim or proceeding against such party in respect of which a claim for contribution may be made against another party under this Section 9, will notify such party from whom contribution may be sought, but the omission to so notify such party shall not relieve the party from whom contribution may be sought from any other obligation it may have hereunder or otherwise than under this Section 9.

         SECTION 10. SURVIVAL OF AGREEMENTS, REPRESENTATIONS AND INDEMNITIES. The respective indemnities of the Company, the Bank and the Agent and the representations and warranties and other statements of the Company, the Bank and the Agent set forth in or made pursuant to this Agreement shall remain in full force and effect, regardless of any termination or cancellation of this Agreement or any investigation made by or on behalf of the Agent, the Company, the Bank or any controlling person referred to in Section 8 hereof, and shall survive the issuance of the Shares, and any successor or assign of the Agent, the Company, the Bank, and any such controlling person shall be entitled to the benefit of the respective agreements, indemnities, warranties and representations.

         SECTION 11. TERMINATION. The Agent may terminate this Agreement by giving the notice indicated below in this Section 11 at any time after this Agreement becomes effective as follows:

         (a) In the event the Company fails to sell the required minimum number of the Shares within the period specified by the Prospectus or as required by applicable law, this Agreement shall terminate upon refund by the Company to each person who has subscribed for or ordered any of the Shares the full amount which it may have received from such person as provided in the Prospectus, and no party to this Agreement shall have any obligation to the other hereunder, except as set forth in Sections 2, 6, 8 and 9 hereof.

         (b) If any of the conditions specified in Section 7A shall not have been fulfilled when and as required by this Agreement, unless waived in writing, or by the Closing Date, this Agreement and all of the Agent's obligations hereunder may be canceled by the Agent by notifying the Company and the Bank of such cancellation in writing or by telegram at any time at or prior to the Closing Date, and any such cancellation shall be without liability of any party to any other party except as otherwise provided in Sections 2, 6, 8 and 9 hereof.

         (c) If the Agent elects to terminate this Agreement as provided in this Section, the Company and the Bank shall be notified promptly by telephone or telegram, confirmed by letter.

         (d) The Company and the Bank may terminate this Agreement in the event the Agent is in material breach of the representations and warranties or covenants contained in Section 5 and such breach has not been cured in a timely fashion after the Company and the Bank have provided the Agent with notice of such breach. The Agent may terminate this Agreement in the event the Holding Company or the Bank, or either of them, is in material breach of the representations and warranties and covenants in Sections 4 and 5.1 and such breach has not been cured in a timely fashion after the Agent has provided the Holding Company or the Bank with notice of such breach.

         (e) This Agreement may also be terminated by mutual written consent of the parties hereto.

         SECTION 12. NOTICES. All communications hereunder, except as herein otherwise specifically provided, shall be mailed in writing and if sent to the Agent shall be mailed, delivered or telegraphed and confirmed to Charles Webb & Company, 211 Bradenton Drive, Dublin, Ohio 43017-5034, Attention: Harold T. Hanley, III (with a copy to Silver, Freedman & Taff, L.L.P., Attention: Jeffrey
M. Werthan, P.C.) and, if sent to the Company and the Bank, shall be mailed, delivered or telegraphed and confirmed to the Company and the Bank at 305 West Liberty Street, Wooster, Ohio 44691, Attention: L. Dwight Douce, President and Chief Executive Officer (with a copy to Squire, Sanders & Dempsey, L.L.P.,
Attention: M. Patricia Oliver, Esq.).

         SECTION 13. PARTIES. The Company and the Bank shall be entitled to act and rely on any request, notice, consent, waiver or agreement purportedly given on behalf of the Agent when the same shall have been given by the undersigned. The Agent shall be entitled to act and rely on any request, notice, consent, waiver or agreement purportedly given on behalf of the Company or the Bank, when the same shall have been given by the undersigned or any other officer of the Company or the Bank. This Agreement shall inure solely to the benefit of, and shall be binding upon, the Agent, the Company, the Bank, and their respective successors and assigns, and no other person shall have or be construed to have any legal or equitable right, remedy or claim under or in respect of or by virtue of this Agreement or any provision herein contained. It is understood and agreed that this Agreement is the exclusive agreement among the parties hereto, and supersedes any prior agreement among the parties and may not be varied except in writing signed by all the parties.

         SECTION 14. CLOSING. The closing for the sale of the Shares shall take place on the Closing Date at such location as mutually agreed upon by the Agent and the Company and the Bank. At the closing, the Company and the Bank shall deliver to the Agent in next day funds the commissions, fees and expenses due and owing to the Agent as set forth in Sections 2 and 6 hereof and the opinions and certificates required hereby and other documents deemed reasonably necessary by the Agent shall be executed and delivered to effect the sale of the Shares as contemplated hereby and pursuant to the terms of the Prospectus.

         SECTION 15. PARTIAL INVALIDITY. In the event that any term, provision or covenant herein or the application thereof to any circumstance or situation shall be invalid or unenforceable, in whole or in part, the remainder hereof and the application of said term, provision or covenant to any other circumstances or situation shall not be affected thereby, and each term, provision or covenant herein shall be valid and enforceable to the full extent permitted by law.

         SECTION 16. CONSTRUCTION. This Agreement shall be construed in accordance with the laws of the State of Ohio.

         SECTION 17. COUNTERPARTS. This Agreement may be executed in separate counterparts, each of which so executed and delivered shall be an original, but all of which together shall constitute but one and the same instrument.

         If the foregoing correctly sets forth the arrangement among the Company, the Bank and the Agent, please indicate acceptance thereof in the space provided below for that purpose, whereupon this letter and the Agent's acceptance shall constitute a binding agreement.

         SECTION 18. ENTIRE AGREEMENT. This Agreement, including schedules and exhibits hereto, which are integral parts hereof and incorporated as though set forth in full, constitutes the entire agreement between the parties pertaining to the subject matter hereof superseding any and all prior or contemporaneous oral or prior written agreements, proposals, letters of intent and understandings, and cannot be modified, changed, waived or terminated except by a writing which expressly states that it is an amendment, modification or waiver, refers to this Agreement and is signed by the party to be charged. No course of conduct or dealing shall be construed to modify, amend or otherwise affect any of the provisions hereof.


                                          Very truly yours,


OHIO LEGACY CORP                          OHIO LEGACY BANK (IN ORGANIZATION)


By Its Authorized                         By Its Authorized
  Representative:                            Representative:


-------------------------------           ------------------------------
L. Dwight Douce                           L. Dwight Douce
President and Chief Executive Officer     President and Chief Executive Officer




Accepted as of the date first above written


CHARLES WEBB & COMPANY, A DIVISION OF
  KEEFE, BRUYETTE & WOODS, INC.


By Its Authorized
  Representative:


-------------------------------
Harold T. Hanley III
Senior Vice President

                                    EXHIBIT A

                                LETTER AGREEMENT

                      [CHARLES WEBB & COMPANY LETTERHEAD]







September 7, 1999



Mr. L. Dwight Douce
Ohio Legacy Corp
President & CEO
225 N. Market Street
Wooster, OH 44691


Dear Mr. Douce:

We understand that it is the intention of Ohio Legacy Corp (the "Company"), to conduct an offering to sell Common Stock in an amount anticipated to be a minimum of $9,000,000 and a maximum of $12,000,000, in connection with the formation of a de novo bank. Of this amount, we understand that insiders intend to purchase approximately $1,500,000 and the remaining amount will be sold in a direct community offering (the "Direct Community Offering"). Shares may also be sold in the Community Offering by a syndicate of broker dealers (the "Syndicated Offering") and if necessary to institutional investors in an Institutional Offering (the "Institutional Offering" and together with the Direct Community Offering, and the Syndicated Offering, the "Offering"). This proposal relates solely to the Direct Community Offering.

This letter hereby confirms the interest of Charles Webb & Company ("Webb"), A Division of Keefe, Bruyette and Woods, Inc., and its parent company Keefe, Bruyette and Woods, Inc. ("KBW") (for purposes of this letter, Webb and KBW are collectively referred to herein as the "Underwriter") in acting as the Company's exclusive underwriter/stock marketing agent in connection with the Direct Community Offering. For purposes of this letter, it is understood that employees of Webb/KBW will be actively involved in the Offering and that references to the Underwriter shall include employees of Webb and KBW. This letter sets forth selected terms of our engagement.

1. OFFERING SERVICES. The Underwriter will act as lead manager in the Direct Community Offering to be conducted on a best efforts basis. The Direct Community Offering will be conducted through a direct solicitation of persons located in North Central Ohio. If necessitated by market and other conditions, the Underwriter may form a syndicate of selected broker-dealers to assist in the offering of the Common Stock. The decision to utilize selected broker-dealers will be made by the Company upon consultation with the Underwriter.

Mr. L. Dwight Douce
August 20, 1999
Page 2 of 7

As the Company's underwriter/stock marketing agent, the Underwriter will provide the Company with a comprehensive program of services designed to promote an orderly, efficient and cost-effective distribution. The Underwriter will provide financial and logistical advice to the Company concerning the Offering and related issues.

The Underwriter further agrees to provide at no charge to the Company financial advisory assistance for a period of one year following completion of the Offering, including general advice on the market for bank stocks and the stock of the Company, shareholder enhancement methods and other related matters. Following this initial one-year term, if both parties wish to continue the relationship, a fee will be negotiated and an agreement entered into at that time.

2. PREPARATION OF OFFERING DOCUMENTS. The Company and its counsel will draft the Registration Statement and other materials to be used in connection with the Offering. The Underwriter will attend meetings to review these documents and assist your counsel with their preparation. The Registration Statement will be in a form reasonably satisfactory to each of us and our counsel.

3. DUE DILIGENCE REVIEW. Prior to the filing of the Registration Statement or any other documents naming the Underwriter as the Company's underwriter/stock marketing agent, the Underwriter and its representatives will undertake substantial investigations to learn about the Company's proposed business and operations ("due diligence review") in order to confirm information provided to us and to evaluate information to be contained in the Company's Registration Statement. The Company agrees that it will make available to the Underwriter all relevant information, whether or not publicly available, which the Underwriter reasonably requests, and will permit the Underwriter to discuss personnel and the operations and prospects of the Company with management. The Underwriter will treat all material non-public information as confidential. The Company acknowledges that the Underwriter will rely upon the accuracy and completeness of all information received from the Company, its officers, directors, employees, agents and representatives, accountants and counsel.

The Underwriter shall furnish, as soon as practicable, to the Company such information regarding the Underwriter as the Company may reasonably request in writing and as shall be reasonably required in connection with any registration, qualification or compliance with state and federal securities laws.

4. REGULATORY FILINGS. Upon satisfactory completion of the Underwriter's due diligence review, the Company will cause a Registration Statement with respect to the Offering to be filed with the Securities and Exchange Commission ("SEC") and such state securities commissioners as may be determined by the Company. No filings naming the Underwriter will be made without the prior consent of the Underwriter, which consent shall not be unreasonably withheld.

5. AGENCY OR UNDERWRITING AGREEMENT. The specific terms of the Offering and any broker-assisted sales services contemplated in this letter shall be set forth in an Agency or Underwriting

Mr. L. Dwight Douce
August 20, 1999
Page 3 of 7

Agreement between the Underwriter and the Company to be executed prior to commencement of the Offering. Sales of Common Stock in the Offering will be contingent upon, among other things, the absence of material adverse developments and the completion of the Offering. The Agency or Underwriting Agreement and any Selected Dealer Agreement shall be prepared by counsel for the Underwriter. The Company, its officers and directors will agree not to offer, sell, contract to sell or grant any option to purchase or otherwise dispose of any Common Stock for at least 180 days after the public offering without first obtaining the Underwriter's written consent, other than pursuant to the Omnibus Stock Option, Ownership and Long Term Incentive Plan.

6. REPRESENTATIONS, WARRANTIES AND COVENANTS. The Underwriting Agreement will provide for customary representations, warranties and covenants by the Company, including, without limitation, with respect to indemnification and contribution by the Company. This will be consistent with the indemnification set forth in paragraph 9 herein.

7. FEES. For the services hereunder, the Company shall pay the following fees to the Underwriter at closing unless stated otherwise:

         (a) For advising the Company in connection with the Offering an initial advisory fee of $10,000 payable upon execution of this letter agreement. Such fee shall be applied against the fees paid pursuant to paragraph 7(b).

         (b) (i) 0% of the aggregate Actual Purchase Price of the stock sold to officers, directors and employees of the Bank;

              (ii) 4.0% of the aggregate Actual Purchase Price of the stock sold to investors who are included on the lists provided by the directors in conjunction with the Direct Community Offering; and

              (iii) 7.0% of the aggregate Actual Purchase Price of the stock sold to investors, who were not included on the lists provided by the directors, in conjunction with the Direct Community Offering; and

              (iv). In the event that a syndicate of selected broker-dealers are used to assist in the Community Offering, the fee for such shares shall be 7.0% of the aggregate Actual Purchase Price of the securities sold through such syndicate. The Underwriter will pass onto such selected broker-dealers who assist in the Community Offering an amount competitive with gross underwriting discounts charged at such time for comparable amounts of stock sold at a comparable price per share in a similar market environment. Fees with respect to purchases effected through selected broker-dealers other than the Underwriter shall be transmitted by the Underwriter to such selected broker-dealer. The decision to utilize selected broker-dealers will be made by the

Mr. L. Dwight Douce
August 20, 1999
Page 4 of 7

              Company upon consultation with the Underwriter with due regards to the Company's stock distribution strategy.

         (v). In the event that the Company utilizes a syndicate of selected broker-dealers to sell Shares to institutional investors in the Institutional Offering, which may include KBW, the fee for such shares shall be 7.0% of the aggregate Actual Purchase Price of the securities sold through such syndicate. The Underwriter will pass onto such selected broker-dealers who assist in the Institutional Offering an amount competitive with gross underwriting discounts charged at such time for comparable amounts of stock sold at a comparable price per share in a similar market environment. Fees with respect to purchases effected through selected institutional broker-dealers other than the Underwriter shall be transmitted by the Underwriter to such selected broker-dealer. The decision to utilize selected broker-dealers to offer and sell shares to institutional investors will be made by the Company upon consultation with the Underwriter with the Underwriter with due regards to the Company's stock distribution strategy.


8. EXPENSES. The Company will bear those expenses of the proposed offering customarily borne by issuers, including, without limitation, SEC, "Blue Sky" and NASD filing and registration fees; the fees of the Company's accountants, attorneys, transfer agent and registrar, printing, mailing and marketing expenses associated with the Offering; the expenses of any "road shows" and community meetings conducted in connection with the Offering; the fees and expenses relating to the offering and sale of shares to the officers, directors and employees of the Bank and to the private investors; the fees set forth in
Section 7; and fees for "Blue Sky" legal work. The Company shall reimburse the underwriter for its actual out-of-pocket expenses up to a maximum of $7,000. The Underwriter shall pay the fees and expenses of its legal counsel.

9. INDEMNIFICATION.

         (a) In connection with the Underwriter's engagement (which engagement may have commenced prior to the date hereof), the Company agrees to indemnify and hold harmless the Underwriter and its affiliates and the respective directors, officers, employees, agents and partners of the Underwriter and its affiliates, and each other person controlling the Underwriter or any of its affiliates within the meaning of either Section 15 of the Securities Act of 1933 or Section 20 of the Securities Exchange Act of 1934 (collectively, "Underwriter Indemnified Parties") to the full extent lawful, from and against all losses, claims, damages or liabilities resulting from any legal action, investigation or other proceeding to which any Underwriter Indemnified Party may become subject as a result of or arising out of this engagement and will reimburse any Underwriter Indemnified Party for all reasonable expenses (including reasonable counsel fees) incurred by such Underwriter Indemnified Party in connection with investigating, defending or settling any such matter or enforcing any rights hereunder. Notwithstanding the foregoing, the Company shall not be liable to an Underwriter Indemnified Party in respect of any

Mr. L. Dwight Douce
August 20, 1999
Page 5 of 7

loss, claim, damage, liability or expense to the extent the same is determined, in a final judgment by a court of competent jurisdiction, to have resulted from the gross negligence or bad faith of such Underwriter Indemnified Party. The Company also agrees that neither the Underwriter, nor any of its affiliates, nor officer, director, employee or agent of the Underwriter or any of its affiliates, nor any person controlling the Underwriter or any of its affiliates, shall have any liability to the Company for or in connection with such engagement except for any such liability for losses, claims, damages, liabilities or expenses incurred by the Company that is finally judicially determined to have resulted from the Underwriter's gross negligence or bad faith. Notwithstanding the foregoing, the Underwriter shall not be required to indemnify or reimburse the Company for expenses hereunder in an amount, in the aggregate, in excess of any fees paid pursuant to Section 7 above. The foregoing shall be in addition to any rights that the Underwriter or any Underwriter Indemnified Party may have at common law or otherwise.

         (b) Upon receipt of notice of any claim or the commencement of any such action with respect to which indemnity is to be sought, an Indemnified Party shall notify the indemnifying party of such claim or the commencement of such action. Such Indemnified Party shall have the right to employ counsel reasonably acceptable to the Company to defend such claim or action.

         (c) If for any reason the foregoing indemnification is unavailable to any Indemnified Party or insufficient to hold it harmless as contemplated herein then the Company shall contribute to the amount payable by the Indemnified Party as a result of such loss, claim, damage, liability or expense in such proportion as is appropriate to reflect not only the relative benefits received by the Company and its affiliates, on the one hand, and the Underwriter and the Indemnified Party, on the other hand, but also the relative fault of the Company and its affiliates and the Underwriter or any Indemnified Party, as the case may be, as well as any other relevant equitable considerations, provided, however, that in no event shall the Underwriter be required to contribute any amount in excess of any fees paid to it pursuant to Section 7 above.

         (d) The reimbursement, indemnity and contribution by the Company or Underwriter hereunder shall be in addition to any liability which any party may otherwise have, and shall be binding upon and accrue to the benefit of any successors, assigns, heirs and personal representatives of the Company, and any Indemnified Party. The foregoing provisions relating to reimbursement, indemnification and contribution shall survive any termination of the Underwriter's engagement under this letter.

10. CONDITIONS. The Underwriter's willingness and obligation to proceed hereunder shall be subject to, among other things, satisfaction of the following conditions in the Underwriter's opinion, which opinion shall have been formed in good faith by the Underwriter after reasonable determination and consideration of all relevant factors: (a) full and satisfactory disclosure of all relevant material, financial and other information in the disclosure documents; (b) no material adverse change in the condition or operations of the Company subsequent to the Underwriter due diligence review; and (c) no market conditions at the time of the Offering which in the

Mr. L. Dwight Douce
August 20, 1999
Page 6 of 7

Underwriter's opinion make the sale of the Common Stock by the Company inadvisable and (d) the agreement between the Company and the Underwriter as to the offering terms.

11. BENEFIT. No party to this letter agreement may assign its duties and obligations hereunder without the prior written consent of the other parties. This Agreement shall inure to the benefit of the parties hereto and their respective successors and assigns and to the parties indemnified hereunder and their successors and assigns, and the obligations and liabilities assumed hereunder by the parties hereto shall be binding upon their respective successors and assigns.

12. TERMINATION. This Agreement may be terminated in writing by either party hereto without any obligation other than for the payment of any fees specifically set forth herein. If terminated, all fees paid previously will be deemed to have been earned when paid.

This letter reflects the Underwriter's present intention of proceeding to work with the Company on its proposed Offering. It does not constitute an agreement to underwrite securities or to serve as sales or marketing agent to the Company or the Company, or to perform any other service, nor is it an agreement to enter into any such agreement or a representation that market conditions will support an offering of the Company's securities. It also does not constitute a commitment on the part of the Company or the Underwriter except as to the payment of certain fees as set forth in Section 7, the assumption of expenses as set forth in Section 8 and indemnification as set forth in Section 9, all of which shall constitute the binding obligations of the parties hereto and which shall survive the termination of this Agreement or the completion of the services furnished hereunder and shall remain operative and in full force and effect. You further acknowledge that any report or analysis rendered by the Underwriter pursuant to this engagement is rendered for use solely by the management of the Company and its agents in connection with the Offering. Accordingly, you agree that you will not provide any such information to any other person without our prior written consent. The Underwriter acknowledges that in offering the Company's securities, no person will be authorized to give any information or to make any representation not contained in the Prospectus and related offering materials filed as part of the Registration Statement to be declared effective in connection with the Offering. Accordingly, the Underwriter agrees that in connection with the Offerings it will not give any unauthorized information or make any unauthorized representation. We will be pleased to elaborate on any of the matters discussed in this letter at your convenience.

Mr. L. Dwight Douce
August 20, 1999
Page 7 of 7

13. In case of a dispute under this agreement, it shall be governed by the law of the State of Ohio. Any claims or disputes, arising out of this agreement, shall be heard by a court of competent jurisdiction within the State of Ohio.

If the foregoing correctly sets forth our mutual understanding, please so indicate by signing and returning the original copy of this letter to the undersigned with a check in the amount of $10,000 payable to Charles Webb & Company.

Sincerely,

CHARLES WEBB & COMPANY
A Division of Keefe, Bruyette and Woods, Inc.


By:       /s/ Harold T. Hanley III                       Date: 9/7/99
          --------------------------                     ---------------------
          Harold T. Hanley III
          Senior Vice President

Agreed to:



OHIO LEGACY CORP

By:       /s/ L. Dwight Douce                            Date: 9/22/99
          --------------------------                     ---------------------
          L. Dwight Douce
          President and Chief Executive Officer